Exhibit 2.4

Office of the Secretary of State

CERTIFICATE OF CONVERSION

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument for

GLOBAL CANCER TECHNOLOGY LLC

File Number: 801711250

Converting it to

Global Cancer Technology, Inc.

File Number: [Entity not of Record, Filing Number Not Available]

has been received in this office and has been found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the conversion on the date shown below.

Dated: 05/18/2017

Effective: 05/18/2017

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Form 636
(Revised 05/11)

Return in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512 463-5709

Filing Fee: See Instructions

Certificate of Conversion of a Limited Liability Company Converting to a Corporation

This space reserved for office use.

FILED
In the Office of the
Secretary of State of Texas
MAY 18 2017
Corporations Section

The name of the converting limited liability company is:
Global Cancer Technology LLC

The jurisdiction of formation of the limited liability company is: Texas

The date of formation of the limited liability company is: 1/13/2013

The file number, if any, issued to the limited liability company by the secretary of state is: 801711250

The limited liability company named above is converting to a: ☒ for-profit corporation ☐ professional corporation. ☐ nonprofit corporation. The name of the corporation is:

Global Cancer Technology, Inc.

The corporation will be formed under the laws of: Nevada

☐ The plan of conversion is attached.

If the plan of conversion is not attached, the following statements must be completed.

☒ Instead of attaching the plan of conversion, the limited liability company certifies to the following statements:

A signed plan of conversion is on file at the principal place of business of the limited liability company, the converting entity. The address of the principal place of business of the limited liability company is:

Street or Mailing Address	City	State	Country	Zip Code
16776 Bernardo Center Drive Ste 203	San Diego	CA	USA	92128

A signed plan of conversion will be on file after the conversion at the principal place of business of the corporation, the converted entity. The address of the principal place of business of the corporation is:

Street or Mailing Address	City	State	Country	Zip Code
16776 Bernardo Center Drive Ste 203	San Diego	CA	USA	92128

A copy of the plan of conversion will be furnished on written request without cost by the converting

Form 636

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entity before the conversion or by the converted entity after the conversion to any owner or member of the converting or converted entity.

Certificate of Formation for the Converted Entity

☐ The converted entity is a Texas corporation. The certificate of formation of the Texas corporation is attached to this certificate either as an attachment or exhibit to the plan of conversion, or as an attachment or exhibit to this certificate of conversion if the plan has not been attached to the certificate of conversion.

The plan of conversion has been approved as required by the laws of the jurisdiction of formation and the governing documents of the converting entity.

A. ☒ This document becomes effective when the document is accepted and filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ____________________

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: ____________________

The following event or fact will cause the document to take effect in the manner described below:

____

____

☒ Attached hereto is a certificate from the comptroller of public accounts that all taxes under title 2, Tax Code, have been paid by the limited liability company.

☐ In lieu of providing the tax certificate, the corporation as the converted entity is liable for the payment of any franchise taxes.

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: January 10, 2017

____________________, Manager

Signature and title of authorized person on behalf of the converting entity

Form 636

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May 18, 2017

GLOBAL CANCER TECHNOLOGY LLC

16776 BERNARDO CENTER DR STE 203

SAN DIEGO CA 92128-2559

Certificate of Account Status

THE STATE OF TEXAS

COUNTY OF TRAVIS

I, Glenn Hegar, Comptroller of Public Accounts of the State of Texas, DO HEREBY CERTIFY that according to the records of this office

GLOBAL CANCER TECHNOLOGY LLC

has filed all required reports for taxes administered by the Comptroller under Title 2, Tax Code, and taxes reported due on those reports have been paid. This certificate must be filed with the Texas Secretary of State to legally end the entity’s existence in Texas. This certificate is valid through December 31, 2017.

GIVEN UNDER MY HAND AND SEAL

OF OFFICE in the City of

Austin, this 18th day of

May, 2017 A.D.

/s/ Glenn Hegar

Glenn Hegar

Texas Comptroller

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